UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022 (September 9, 2022)

Inhibitor Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

449 South 12th Street, Unit 1705

Tampa, FL 33602

(888) 841-6811

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Information.

Proposed Settlement of Derivative and Class Actions

As previously disclosed, on July 9, 2019, Hedgepath, LLC (“HPLLC”), a significant minority stockholder of Inhibitor Therapeutics, Inc., a Delaware corporation (the “Company”), filed a civil action in the Delaware Court of Chancery (the “Court”) captioned Hedgepath, LLC v. Magrab, et al., C.A. No. 2019-0529-JTL (the “Action”) against certain of the Company’s current and former directors, and its President and Chief Executive Officer (the “Individual Defendants”), as well as the Company’s majority stockholder, Mayne Pharma Ventures Pty Ltd. (“Mayne Pharma”, and collectively with the Individual Defendants, the “Defendants”). The Company was named as a nominal defendant given the derivative nature of the claims. On December 3, 2019, HPLLC filed its Verified Amended and Supplemental Complaint (the “Complaint”). As previously disclosed in further detail by the Company, the Complaint asserts various claims, either directly on behalf of HPLLC or derivatively on behalf of the Company, for alleged breaches of fiduciary duty, violation of Delaware statute, waste, fraudulent misrepresentation, declaratory judgment, and dilution of stockholder equity arising out of transactions previously entered into between the Company and Mayne Pharma and Mayne Pharma’s relationship with the Company generally. The Complaint seeks unspecified damages and other relief. Additionally, on March 23, 2020, a Stockholder Class Action Complaint was filed in the Court by Company stockholder and purported class representative Samuel P. Sears purportedly on behalf of a class of certain holders of the Company’s common stock. That lawsuit, captioned Sears v. Magrab et al., C.A. No. 2020-0215-JTL (the “Putative Class Action”), asserts claims against the same Defendants (with the exception of the Company), and the facts underlying the claims largely mirror those alleged in the Action. On December 10, 2020, the Court entered a stipulated Order coordinating the Action and the Putative Class Action (together, the “Coordinated Actions”).

The Defendants have denied, and continue to deny, the allegations of wrongdoing or liability asserted in the Coordinated Actions. Nevertheless, to eliminate the uncertainty, risk, disruption and expense of further litigation, HPLLC, Sears, the Company, the Individual Defendants and Mayne Pharma have entered into a Stipulation and Agreement of Compromise, Settlement, and Release, dated and filed with the Court on September 9, 2022 (together with the exhibits thereto, the “Settlement Stipulation”).

The Settlement Stipulation includes as an exhibit thereto a Notice of Pendency of Derivative and Class Actions, Proposed Settlement and Settlement Hearing (the “Notice”). The material terms of the proposed settlement of the Coordinated Actions are summarized in the Notice and include, without limitation, that (i) the Defendants will cause $14,250,000 in cash (to be funded via Mayne Pharma’s director and officer insurance) to be paid to the Company (the “Cash Consideration”); (ii) Mayne Pharma will surrender all equity securities in the Company for cancellation, and will forgive certain debts it is owed by the Company; (iii) stock options and warrants held by the Individual Defendants will be cancelled; (iv) certain intellectual property licenses to and from the Company, on one hand, and Mayne Pharma, on the other, will be converted or terminated, with only certain obligations remaining in place; (v) each of the Individual Defendants will retire from their positions with the Company, including as members of the Company’s Board of Directors and management; (vi) the previously-disclosed Third Amended and Restated Supply and License Agreement between the Company and Mayne will be cancelled, with the Company retaining a royalty on future net sales of SUBA-Itraconazole BCCNS in the United States subject to certain contingent payment obligations; and (vii) various releases will be exchanged among the parties to the Coordinated Actions.

Also as described in the Notice, HPLLC and Sears intend to petition the Court for approval of an award of attorneys’ fees and expenses in connection with the Coordinated Actions in an amount not to exceed $2,000,000 in the aggregate, to be paid out of the Cash Consideration.

As set forth in the Notice, the proposed settlement is subject to and conditioned on approval by the Court, and no assurances can be given that such Court approval will be obtained. If approved, the proposed settlement will, among other things: (i) fully resolve the Coordinated Actions by dismissing all asserted claims with prejudice, and (ii) bar all claims released through the settlement.

A hearing date for the Court’s review of the proposed settlement and the applications for an award of attorneys’ fees and expenses has been scheduled for November 10, 2022, at 9:15 a.m. (EST) at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (or remotely by such means as the Court may order).

A copy of the Notice is attached hereto as Exhibit 99.1, and a copy of the Settlement Stipulation, including the Notice, will be available on the Company’s website at https://investors.inhibitortx.com. The foregoing description of the terms and provisions of the proposed settlement of the Coordinated Actions as seth forth in the Notice is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Settlement Stipulation, which text is incorporated herein by reference. Interested parties are encouraged to read the entire text of the Settlement Stipulation and the Notice carefully for further information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Notice of Pendency of Derivative and Class Actions, Proposed Settlement and Settlement Hearing, dated September 9, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2022	INHIBITOR THERAPEUTICS, INC.

	By:	/s/ Nicholas J. Virca
Name: Nicholas J. Virca
Title: President and Chief Executive Officer

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